Exhibit 21.1

List of Subsidiaries of the Company (1)

AccuMED Corporation (Delaware)	Lear Corporation Beteiligungs GmbH (Germany)
AccuMED Holdings Corporation (Delaware)	Lear Corporation Canada, Ltd. (Canada)
Advanced Assembly, LLC (Michigan) (99.7%)	Lear Corporation Changchun Automotive Interior Systems Co., Ltd. (China)
Arada Systems Private Limited (India)	Lear Corporation China Ltd. (Mauritius)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Czech Republic s.r.o. (Czech Republic)
Beijing BHAP Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation d.o.o. Beograd-Stari Grad (Serbia)
Beijing Lear Dymos Automotive Systems Co., Ltd. (China) (40%)	Lear Corporation EEDS and Interiors (Delaware)
Changchun Lear FAWSN Automotive Electrical and Electronics Co., Ltd. (China) (49%)	Lear Corporation France SAS (France)
Changchun Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)	Lear Corporation GmbH (Germany)
Chihuahua Electrical Wiring Systems S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Holdings Spain S.L. (Spain)
Consorcio Industrial Mexicano de Autopartes S. de R.L. de C.V. (Mexico)	Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
Dong Kwang Lear Yuhan Hoesa (Korea) (50%)	Lear Corporation Italia S.r.l. (Italy)
Durango Automotive Wiring Systems, S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Japan K.K. (Japan)
Dymos Lear Automotive India Private Limited (India) (35%)	Lear Corporation Macedonia DOOEL Gostivar (Macedonia)
Eagle Ottawa (Thailand) Co., Ltd. (Thailand)	Lear Corporation Mexico S. de R.L. de C.V. (Mexico)
Eagle Ottawa China Ltd. (China)	Lear Corporation Pension Scheme Trustees Limited (United Kingdom)
Eagle Ottawa Fonseca S.A. (Argentina) (70%)	Lear Corporation Poland II Sp. z.o.o. (Poland)
Eagle -Ottawa Foreign Holdings ApS (Denmark)	Lear Corporation Portugal - Componentes para Automoveis, Unipessoal, Lda. (Portugal)
Eagle Ottawa Holdings Ltd. (Cayman Islands)	Lear Corporation Romania S.r.L. (Romania)
Eagle Ottawa Hungary Kft. (Hungary)	Lear Corporation S.r.L. (Moldova)
Eagle Ottawa North America, LLC (Delaware)	Lear Corporation Seating France Feignies SAS (France)
Eagle Ottawa U.K. Ltd. (United Kingdom)	Lear Corporation Seating France SAS (France)
Eagle Ottawa Yangzhou Limited	Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
eLumigen, LLC (Delaware) (46.16%)	Lear Corporation South East Asia Co., Ltd. (Thailand)
Foshan Lear FAW Sihuan Automotive Systems Co., Ltd. (China) (49%)	Lear Corporation Sweden AB (Sweden)
Greenfield Holdings, LLC (Michigan) (99.7%)	Lear Corporation UK Holdings Limited (United Kingdom)
Guangzhou Lear Automotive Components Co., Ltd (China) (50%)	Lear Corporation UK Interior Systems Limited (United Kingdom)
Guilford Europe Limited (United Kingdom)	Lear DFM Automotive Seating (Yancheng) Co., Ltd. (China) (50%)
Guilford Europe Pension Trustees Limited (United Kingdom)	Lear DFM Tachi-S Automotive Seating (Dalian) Co., Ltd. (China) (25.5%)
Guilford France SAS (France)	Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Guilford Holding Hong Kong Limited (Hong Kong)	Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
Guilford Mills Europe Limited (United Kingdom)	Lear East European Operations S.a.r.l. (Luxembourg)
Guilford Mills Limited (United Kingdom)	Lear EEDS Joint Venture Holdings Ltd. (Cayman Islands)
HB Polymer Company, LLC (Delaware) (10%)	Lear Electrical Systems de Mexico S. de R.L. de C.V. (Mexico)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)	Lear European Holding S.L. (Spain)
Industrias Cousin Freres S.L. (Spain) (50%)	Lear Financial Services (Netherlands) B.V. (Netherlands)
Industrias Lear de Argentina SrL (Argentina)	Lear Global Development, LLC (Delaware)
Innoair Technologies Co., Ltd. (Taiwan)	Lear Holdings, S. de R.L. de C.V. (Mexico)
Insys - Interior Systems SA (Argentina) (5%)	Lear International Operations S.a.r.l. (Luxembourg)
Integrated Manufacturing and Assembly, LLC (Michigan) (49%)	Lear Korea Yuhan Hoesa (Korea)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)	Lear Mexican Seating Corporation (Delaware)

Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)	Lear Mexican Trim Operations, S. de R.L. de C.V. (Mexico)
Lear (Luxembourg) S.a.r.l. (Luxembourg)	Lear North European Operations S.a.r.l. (Luxembourg)
Lear (China) Holding Limited (China)	Lear Oragadam Automotive India Private Limited (India)
Lear Automotive (EEDS) Tunisia Sarl (Tunisia)	Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Lear Automotive (Malaysia) Sdn. Bhd. (Malaysia)	Lear Seating (Thailand) Corp. Ltd. (Thailand)
Lear Automotive (Thailand) Co., Ltd. (Thailand)	Lear Sewing (Pty.) Ltd. (South Africa)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)	Lear Shanghai Automotive Metals Co., Ltd. (China)
Lear Automotive EEDS Honduras, S.A. (Honduras)	Lear Trim Oto Yan Sanayi Limited Sirketi (Turkey)
Lear Automotive Electronics and Electrical Products (Shanghai) Co., Ltd. (China)	Lear UK Acquisition Limited (United Kingdom)
Lear Automotive Fabrics (Rui’An) Co., Ltd. (China) (95%)	Liuzhou Lear DFM Fangsheng Automotive Seating Co., Ltd. (China) (25.5%)
Lear Automotive India Private Limited (India)	Markol Otomotiv Yan Sanayi ve Ticaret A.S. (Turkey) (35%)
Lear Automotive Manufacturing, L.L.C. (Delaware)	Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (.7%)
Lear Automotive Metals (Wuhan) Co., Ltd. (China)	Mezed Inversiones S.r.l. (Dominican Republic)
Lear Automotive Morocco SAS (Morocco)	MSeat Inc. (Korea) (.186%)
Lear Automotive Operations Netherlands B.V. (Netherlands)	OOO Lear (Russia)
Lear Automotive Services (Netherlands) B.V. (Netherlands)	PT Lear Automotive Indonesia (Indonesia)
Lear Automotive Systems (Chongqing) Co., Ltd. (China)	PT Lear Corporation Indonesia (Indonesia) (51%)
Lear Automotive Systems (Shenyang) Co., Ltd. (China)	RevoLaze, LLC (Delaware) (20%)
Lear Automotive Systems (Yangzhou) Co., Ltd. (China)	Rouquinet Deroy Limited (United Kingdom)
Lear Canada (Canada)	Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear Canada Investments Ltd. (Canada)	Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Lear Chang’an (Chongqing) Automotive System Co., Ltd. (China) (55%)	Shenyang Lear Automotive Seating and Interior Systems Co., Ltd. (China) (60%)
Lear Chang’an (Hangzhou) Automotive Seating Co., Ltd. (China) (55%)	Silk Theraputics, Inc. (Delaware) (7.1%)
Lear Corporation (Mauritius) Limited (Mauritius)	Tachi-S Lear DFM Automotive Seating (Xiangyang) Co., Ltd. (China) (24.5%)
Lear Corporation (Nottingham) Limited (United Kingdom)	Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Lear Corporation (Shanghai) Limited (China)	Tacle Seating UK Limited (United Kingdom)
Lear Corporation (SSD) Limited (United Kingodm)	Tempronics, Inc. (Delaware) (11.8%)
Lear Corporation (UK) Limited (United Kingdom)	Wuhan Lear DFM Yunhe Automotive Seating Co., Ltd. (China) (40%)
Lear Corporation (Vietnam) Limited (Vietnam)	Wuhan Lear-DFM Auto Electric Company, Limited (China) (75%)
Lear Corporation Asientos S.L. (Spain)	Wuhan Lear-Yunhe Automotive Interior System Co., Ltd. (China) (50%)
Lear Corporation Automotive Electronics Morocco SAS (Morocco)	Zhengzhou Lear DFM Taixin Automotive Seating Co., Ltd. (China) (25.5%)
Lear Corporation Belgium CVA (Belgium)

(1)	All subsidiaries are wholly owned unless otherwise indicated.